UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2012

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 598-0470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2012, Far East Energy (Bermuda), Ltd. (the “Borrower”), a wholly-owned subsidiary of Far East Energy Corporation (the “Guarantor”), the Guarantor and Standard Chartered Bank (the “Lender”) entered into the Second Amendment (the “Amendment”), dated as of November 28, 2012, to the Facility Agreement, dated as of November 28, 2011 (as amended, the “Facility Agreement”), by and among the Borrower, the Guarantor and the Lender .

The Amendment extends the termination date of the Facility Agreement and the due date for payment of all accrued interest to December 19, 2012 from November 28, 2012. The Amendment also contains certain customary representations, warranties, releases and confirmations.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Facility Agreement attached as Exhibit 10.1 to the Form 8-K filed on December 2, 2011, the first amendment thereto attached as Exhibit 10.1 to the Form 8-K filed on May 25, 2012, and the Amendment thereto attached as Exhibit 10.1 to this Form 8-K, which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Second Amendment to the Facility Agreement, dated November 28, 2012, among Far East Energy (Bermuda), Ltd., Far East Energy Corporation and Standard Chartered Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2012

Far East Energy Corporation

By:	/s/ Bruce N. Huff
Bruce N. Huff Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

10.1	Second Amendment to the Facility Agreement, dated November 28, 2012, among Far East Energy (Bermuda), Ltd., Far East Energy Corporation and Standard Chartered Bank